UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 2, 2014, the board of directors of Blackstone Group Management L.L.C., the general partner of The Blackstone Group L.P. (the “Partnership”) and Blackstone Partners L.L.C., a limited partner of the Partnership (“Blackstone Partners”) which, as of such date, controlled a majority of the voting power of the Partnership, each approved, by written consent, the amendment and restatement of The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan (the “Equity Plan”), the purpose of which was to extend the term of the Equity Plan an additional ten years from its effective date.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, a Schedule 14C Information Statement (the “Information Statement”) will be sent or given to the unitholders of the Partnership who did not execute the written consent approving the Equity Plan. The Equity Plan will become effective on the date that is 20 calendar days after the date the Information Statement is first sent or given to such unitholders.

A copy of the Equity Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	The Blackstone Group L.P. Amended and Restated 2007 Equity Incentive Plan (approved on July 2, 2014)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2014

The Blackstone Group L.P.

By: Blackstone Group Management L.L.C., its General Partner

/s/ John G. Finley
John G. Finley
Chief Legal Officer

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